SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549



                            FORM 8-K



                         CURRENT REPORT



                 PURSUANT TO SECTION 13 OR 15(d)
                  of the Securities Act of 1934


        Date of Report (Date of earliest event reported):

                        January 23, 1996




                  NORFOLK SOUTHERN CORPORATION
     (exact name of registrant as specified in its charter)



          Virginia               1-8339         52-1188014
(State or other jurisdiction  (Commission      (IRS Employer
      of incorporation)       File Number    Identification No.)



      Three Commercial Place, Norfolk, Virginia  23510-2191
            (Address of principal executive offices)



       Registrant's telephone number, including area code
                         (804) 629-2680



                            No Change
 (Former name or former address, if changed since last report.)

Item 5.  Other Events.

     On January 23, 1996, Norfolk Southern Corporation announced an increase in its regular quarterly dividend, from 52 cents per share to 56 cents per share on it common stock. Also on January 23, 1996, the Corporation announced that its board of directors had authorized the purchase of up to 30,000,000 shares of its common stock. The Corporation expects to complete the purchases by the year 2000. The authorization is in addition to the 45,000,000 shares of common stock the Corporation's board approved for purchase in 1989. Purchases will continue to be made in regular brokerage transactions on the open market at prevailing market prices or otherwise in accordance with Securities and Exchange Commission regulations. The Corporation's assessment of market conditions and alternative investment opportunities will govern the timing and volume of purchases.

     A copy of the press release issued on January 23, 1996, is filed as Exhibit 99 under Item 7(c).


Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits.

          99 - Copy of press release dated January 23, 1996.



                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              NORFOLK SOUTHERN CORPORATION

                              /s/ D. M. Martin

                                  (Signature)
                              D. M. Martin, Corporate Secretary



Date:  January 23, 1996

                          EXHIBIT INDEX


          Exhibit
          Number                        Description

            99                     Copy of press release
                                   dated January 23, 1996.